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                                                                    EXHIBIT 3.35

                          CERTIFICATE OF INCORPORATION
                                       OF
                            WTNH BROADCASTING, INC.

                 The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                ARTICLE 1. NAME

                 The name of this corporation is WTNH Broadcasting, Inc.

                     ARTICLE 2. REGISTERED AGENT AND OFFICE

                 The address of the initial registered office of this corporation is Suite L-100, 32 Loockerman Square, City of Dover, County of Kent, Delaware, 19904; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                               ARTICLE 3. PURPOSE

                 The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                               ARTICLE 4. SHARES

                 The total number of shares of stock which the corporation shall have the authority to issue is 1,000. The par value of each such shares is $.01. All such shares are of one class and are shares of Common Stock.

                            ARTICLE 5. INCORPORATOR

                 The name and address of the incorporator are as follows:
                 Gayle C. Toney, c/o LIN Broadcasting Corporation, 5295 Carillon Point,
                 Kirkland, Washington 98033




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                               ARTICLE 6. BY-LAWS

                 The Board of Directors shall have the power to adopt, amend or repeal the By-laws of this corporation; provided, however, that the Board of Directors may not repeal or amend any By-law that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the By-laws.

                         ARTICLE 7. BOARD OF DIRECTORS

                 The number of Directors of this corporation shall be determined in the manner provided by the By-laws and may be increased or decreased from time to time in the manner provided therein. Written ballots are not required in the election of Directors.

                          ARTICLE 8. PREEMPTIVE RIGHTS

                 Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 9. CUMULATIVE VOTING

                 The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                    ARTICLE 10. AMENDMENTS TO CERTIFICATE OF
                                 INCORPORATION

                 This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  Article 11. LIMITATION OF DIRECTOR LIABILITY

                 To the full extent that the DGCL, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal. In




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        addition to any requirements or any other provisions herein or in the terms of any class or series of capital stock having a preference over the common stock of this corporation as to dividends or upon liquidation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of 80% or more of the voting power of the outstanding voting stock of this corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article 11.

              Signed on September 28, 1994.

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                                                 Gayle C. Toney, Incorporator


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